UNITED STATES SECURITIES AND EXCHANGE
COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2004

USA BROADBAND, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29433	84-1592698
(State or jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Incorporation)

121 Broadway, Suite 638 San Diego, CA 92101
(Address of principal executive offices)

(619) 239-1488
(Registrant’s telephone number, including area code)

1111 Orange Ave. Coronado, CA 92118
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  Other Events and Regulation FD Disclosure

On January 21, 2004, USA Broadband, Inc., a Delaware corporation (“USBU”), filed a complaint against dick clark international cable ventures, ltd., a Turks and Caicos entity (“dcicv”), Las Americas Broadband, Inc., a Colorado corporation (“LABN”), Cable California S.A. de C.V., a Mexican corporation (“Cable California”), Richard Lubic, Martin Weisberg, Dick Clark and  Carlos Bustamante (collectively, the “Defendants”), in the Court of Chancery of the State of Delaware, in and for New Castle County.  Each of the claims set forth in the complaint arise out of or in connection with the Asset Purchase Agreement dated January 9, 2004, among USBU, dcicv, LABN, Cable California and Bustamante (the “Asset Purchase Agreement”).  Under the terms of the Asset Purchase Agreement, dcicv was obligated to deliver to USBU 49% of the shares of voting stock and shares representing 90% of the economic interest in Cable California.  Cable California possesses a concession from the government of Mexico for the installation and operation of an advanced video and data cable television system in the greater Tijuana, Mexico metropolitan area. Subsequent to receiving shares representing 49% of the voting stock of Cable California in exchange for consideration provided, USBU discovered that the shares were not properly registered by dcicv with the appropriate governmental authorities in Mexico as required under Mexican law. USBU has been unable to effectuate the registration of the shares through discussions with the parties to the Asset Purchase Agreement. USBU has not received shares representing 90% of the economic interest in Cable California.

In its complaint, USBU alleges, among other things, that each of the Defendants committed common law fraud and conspired to commit fraud against USBU by carrying out a scheme which was intended to and did: (1) deceive USBU with respect to many issues material to the Asset Purchase Agreement, (2) artificially inflate the business prospects of Cable California, and (iii) cause USBU to enter into the Asset Purchase Agreement.  Further, USBU alleges that each of the Defendants engaged in a continuous course of conduct to conceal adverse material information about the business, operations and future prospects of Cable California.  USBU also alleges that the Defendants’ conduct was in violation of the Delaware Securities Act and constituted negligent misrepresentation.

In addition to the foregoing, USBU alternatively alleges that each of dcicv, Cable California, LABN and Bustamante breached the terms of the Asset Purchase Agreement and the implied covenant of good faith and fair dealing.  USBU bases its allegations on, among other things, that USBU did not receive an unqualified interest in 49% of the voting stock and did not receive 90% of the economic interest in Cable California and that each of these named Defendants: (1) refused to take actions necessary or appropriate to comply with the terms of the Asset Purchase Agreement, (2) refused to cooperate with USBU’s efforts to have 49% of Cable California’s voting stock registered in USBU’s name with certain Mexican governmental authorities, and (3) interfered with USBU’s efforts to secure financing to be used to expand Cable California’s operations.

Because of the Defendants’ alleged wrongful conduct and unlawful acts, USBU has asked the Delaware Court of Chancery to award it damages in excess of $15 million or, in the alternative, to rescind the Asset Purchase Agreement and put USBU in the position it would have been in had it not entered into the Asset Purchase Agreement.

USBU intends to prosecute vigorously the case and its rights under the Asset Purchase Agreement

Item 7.  Financial Statements and Exhibits

Exhibit Number	Description

99.1

Complaint filed by USA Broadband, Inc. against dick clark international cable ventures, ltd., Las Americas Broadband, Inc., Cable California S.A. de C.V., Richard Lubic, Martin Weisberg, Dick Clark and Carlos Bustamante

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA BROADBAND, INC.

	By:	/s/ Arturo Alemany
Its: Chief Executive Officer

January 23, 2004